Exhibit 8.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

July 30, 2024

Focus Impact BH3 NewCo, Inc.
1345 Avenue of the Americas, 33rd Floor
New York, NY 10105

Ladies and Gentlemen:

We are tax counsel to Focus Impact BH3 NewCo, Inc., a Delaware corporation (“NewCo”), in connection with the preparation of the registration statement on Form S-4 (as amended, and together with the Joint Proxy Statement/Prospectus filed therewith, the “Registration Statement”) originally confidentially submitted as a draft registration statement to the Securities and Exchange Commission (the “Commission”) on April 29, 2024, under the Securities Act of 1933, as amended (the “Securities Act”), by NewCo.

The Registration Statement is being filed in connection with the transactions contemplated by the Business Combination Agreement, dated as of March 11, 2024 (the “Business Combination Agreement”), by and among NewCo, Focus Impact BH3 Acquisition Company, a Delaware corporation (“BHAC”), Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub 1”), Focus Impact BH3 Merger Sub 2, Inc. a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub 2”), and XCF Global Capital, Inc., a Nevada corporation (the “Company”) (such transactions, the “Business Combination”).

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

You have requested our opinion concerning the discussion of the NewCo Merger set forth in the section entitled “Material U.S. Federal Income Tax Considerations of the NewCo Merger – F Reorganization” in the Registration Statement. In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a.          All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination;

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Focus Impact BH3 NewCo, Inc. July 30, 2024 Page 2

b.          All factual representations, warranties and statements made or agreed to by the parties to the Business Combination Agreement, the Sponsor Letter Agreement, and the other agreements referred to in each of the foregoing (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), and in the representation letter provided to us by NewCo and BHAC, are true, correct and complete as of the date hereof and will remain true, correct and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;

 c.          The descriptions of NewCo in the Registration Statement, the registration statement filed in connection with BHAC’s initial public offering, and NewCo’s other public filings are true, accurate and complete;

d.          The description of the Business Combination and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate and complete, the Business Combination will be consummated in accordance with such description and with the Business Combination Agreement and the other Agreements, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Business Combination Agreement and the other Agreements; and

e.          The Documents represent the entire understanding of the parties with respect to the Business Combination and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified.

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the issuance of this opinion in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the issuance of this opinion. No opinion is expressed as to any transactions in connection with the Business Combination other than the NewCo Merger, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the section entitled “Material U.S. Federal Income Tax Considerations of the NewCo Merger – F Reorganization” in the Registration Statement, subject to the assumptions, limitations and qualifications stated in the section entitled “Material U.S. Federal Income Tax Considerations” in the Registration Statement (the “Tax Disclosure”), and, as further described in the Tax Disclosure, does not address the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure.

Focus Impact BH3 NewCo, Inc. July 30, 2024 Page 3

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations of the NewCo Merger – F Reorganization” insofar as they address the material U.S. federal income tax considerations for beneficial owners of BHAC Public Shares and Public Warrants of the NewCo Merger, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also to the references to Kirkland & Ellis LLP in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP